CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission
Washington, DC

We consent to the use in this Registration Statement of SkyLynx Communications, Inc. on Form SB-2 of our report dated November 22, 2005 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP
Denver, Colorado
December 30, 2005